UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 16, 2007

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Charlotte Drive Spring Valley, New York	10977
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 661-0708

201 East 28th Street, New York, New York 10016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2007, (i) Mary Beth Clark resigned as our sole officer and director and (ii) Hank Cohn was appointed as our sole officer and director, holding the position of president, treasurer, secretary and director. Mr. Cohn’s biography is provided below.

Hank Cohn, 38, became our sole officer and director on March 16, 2007. Mr. Cohn is also the executive vice president of Galaxy Ventures, LLC, a closely-held investment fund concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as portfolio manager for investments. Mr. Cohn currently serves as president and chief executive officer of PracticeOne, Inc., an integrated software and services company for physicians. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (NasdaqCM: ANLT). Prior to joining Galaxy Ventures full time in 2003, Mr. Cohn served as vice president at Atlas Capital, an investment banking boutique in New York. From 1999 until joining Atlas Capital in 2001, Mr. Cohn was an analyst at The Middleton Group, an investment banking boutique in Stamford, Connecticut. Mr. Cohn holds an MBA in finance and investments from Baruch College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

Dated: March 20, 2007	By:	/s/ Hank Cohn
Name: Hank Cohn
Title: President